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                               EXHIBIT 2(b)

                          AMENDMENT NO. 1 TO THE
                       AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT NO. 1 (the "AMENDMENT") is made as of August 13, 1997 between SPARTAN MOTORS, INC., a Michigan corporation ("BUYER"), SPARTAN QUALITY, INC., an Alabama corporation ("MERGERSUB"), and CTS HOLDING COMPANY, INC., an Alabama corporation ("CTS"), and is joined in by DUANE K. SHOMBER, EUGENE H. HALL, JOHNNIE W. HAWKINS, JIMMY L. CUNNINGHAM, AND CHRISTOPHER SHOMBER (the "SHAREHOLDERS"). This Amendment amends the Agreement and Plan of Merger dated August 8, 1997 between Buyer, MergerSub, CTS, and the Shareholders (the "MERGER AGREEMENT"). Capitalized terms used but not defined in this Amendment shall have the meanings defined to them in the Merger Agreement.

          The parties agree as follows:

     1. Notwithstanding any provision in the Merger Agreement, no fractional shares of Buyer's Common Stock shall be issued in connection with the Merger.

     2. Sections 2.5.1(a) and (b) of the Merger Agreement are deleted in their entirety and the following is substituted in lieu thereof:

          (a) CASH. In the aggregate, cash of $1,900,006 by certified check distributed as follows:

               Duane K. Shomber         $989,900
               Eugene H. Hall           $547,201
               Johnnie W. Hawkins       $199,500
               James L. Cunningham      $114,000
               Christopher Shomber      $ 49,405

          (b) STOCK. In the aggregate, 253,338 shares of Buyer's Common Stock; such shares shall be issued in the names of each Shareholder, as follows:

               Duane K. Shomber         131,988 shares
               Eugene H. Hall            72,961 shares
               Johnnie W. Hawkins        26,601 shares
               James L. Cunningham       15,201 shares
               Christopher Shomber        6,587 shares

     3. Except as amended hereby, all of the terms and conditions of the Merger Agreement are ratified, and shall remain in full force and effect.





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          The parties have executed this Amendment as of the date first written above.


                                   SPARTAN MOTORS, INC.

                                   By /S/ RICHARD J. SCHALTER
                                      Richard J. Schalter
                                      Its Chief Financial Officer,
                                      Secretary, and Treasurer

                                   SPARTAN QUALITY, INC.

                                   By /S/ RICHARD J. SCHALTER
                                      Richard J. Schalter
                                      Its Vice President and Assistant
                                      Secretary

                                   CTS HOLDING COMPANY, INC.

                                   By /S/ DUANE K. SHOMBER
                                      Duane K. Shomber
                                      Its President


                                   /S/ DUANE K. SHOMBER
                                   DUANE K. SHOMBER


                                   /S/ EUGENE H. HALL
                                   EUGENE H. HALL


                                   /S/ JOHNNIE W. HAWKINS
                                   JOHNNIE W. HAWKINS


                                   /S/ JIMMY L. CUNNINGHAM
                                   JIMMY L. CUNNINGHAM


                                   /S/ CHRISTOPHER SHOMBER
                                   CHRISTOPHER SHOMBER







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